UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Chevron Corporation

2023 annual meeting

May 31, 2023

VOTE NOW

Why Should I Vote? As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts!

ways to vote

ProxyVote	800.690.6903	Virtual Meeting

important information

For holders as of April 3, 2023

Vote Common Shares by: May 30, 2023	Control Number: 0123456789012345

Vote Plan Shares by: May 25, 2023

Dear Chevron Stockholder,

We are pleased to announce that the Company will conduct its 2023 Annual Meeting of Stockholders (“Annual Meeting”) solely by live audio webcast in lieu of an in-person meeting at 8:00 a.m. PDT on Wednesday, May 31, 2023. The Board believes this meeting format will enhance and facilitate attendance by providing convenient access for all of our stockholders. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

we encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, April 3, 2023, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2023, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 31, 2023. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

we welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2023. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501.

Subject to any different procedures included in the rules of the meeting that may be posted online on the date of the Annual Meeting, in the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Annual Meeting will be adjourned, to reconvene at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of further adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investor Relations page of the Company’s website at www.chevron.com/ investors/stockholder-services.

You are receiving the Notice of the 2023 Annual Meeting, the 2023 Proxy Statement, the 2022 Annual Report, and the proxy voting instructions electronically because:

(1) you have consented to receive Chevron communications and to vote by proxy through the Internet, or

(2) you are a Chevron employee and hold Chevron common stock through an employee stock or retirement benefit plan and have a company issued e-mail account.

This e-mail notification contains information specific to your holdings and voting instructions. This e-mail may not represent all of your Chevron shares. If you have shares in multiple accounts and depending on how and where they are set up, you may receive multiple e-mails representing your various accounts. Each e-mail will include a separate control number for confidential voting. You should vote each account whether or not you plan to attend the Annual Meeting.

Stockholders may vote electronically until 11:59 p.m. EDT on Tuesday, May 30, 2023. However if you are an employee of Chevron and hold Chevron common stock through an employee stock or retirement benefit plan, you must vote any shares held in a plan by 11:59 p.m. EDT on Thursday, May 25, 2023, or such other date as determined by the plan fiduciary or trustee.

To cancel or change your electronic delivery profile, please go to http://www.icsdelivery.com/cvx

While there are no charges for this voting service, you may incur costs associated with electronic access, such as charges from Internet access providers and phone companies.

This email represents the following share(s):

*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000

View documents: Proxy Statement | Annual Report |

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